Exhibit 99.1

Cypress Sharpridge Investments, Inc. Board of Directors Declares Fourth Quarter 2009 Dividend of $0.55 Per Share

NEW YORK—(BUSINESS WIRE)—December 17, 2009 — The Board of Directors of Cypress Sharpridge Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today declared a quarterly dividend of $0.55 per common share for the fourth quarter of 2009. The dividend will be paid on January 27, 2010 to stockholders of record on December 31, 2009.

The Company also announced the estimated nondividend portion of its 2009 distributions. A recipient will not incur tax on a nondividend distribution so long as the distribution does not exceed the recipient’s adjusted basis in its common shares. The nondividend distribution will reduce the recipient’s adjusted basis in its common shares, and any amount in excess of such basis will generally be treated as capital gain. The following table sets forth the estimated percentages of taxable and nondividend distribution of the Company’s distributions for 2009. Amounts are expressed as a percentage of the distribution.

Corporate Distributions for 2009

Declared	Per Share	Percent Taxable	Nondividend distributions

4/7/2009	$0.60	22%	78%

6/15/2009	$0.60	22%	78%

9/25/2009	$0.35	22%	78%

12/17/2009	$0.55	22%	78%

Please note that the above tax characterization of the Company’s 2009 distributions are estimates only and are not provided, nor should they be used for tax reporting purposes. The actual amounts and percent taxable for accounting and/or tax reporting purposes will depend upon the Company’s results of operations during the remainder of its current fiscal year. The Company will distribute a Form 1099-DIV for the 2009 calendar year that will provide further details on distributions for federal income tax purposes.

About Cypress Sharpridge Investments, Inc.

Cypress Sharpridge Investments, Inc. is a specialty finance company that invests on a leveraged basis in whole-pool residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Cypress Sharpridge Investments has elected to be taxed as a real estate investment trust for federal income tax purposes.

Please visit the Company’s website at www.cysinv.com.

Forward Looking Statements Disclaimer

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements typically are identified by use of the terms such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, although some forward-looking statements may be expressed differently. These forward-looking statements include, but are not limited to, those relating to the payment of the dividend and the tax treatment of dividends paid in 2009. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us, including those described in our registration statement on Form S-11 filed with the Securities and Exchange Commission on April 19, 2007, as amended. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cypress Sharpridge Investments, Inc.

Richard E. Cleary, (212) 612-3210

Chief Operating Officer